CONSENT TO SUBLEASE

     The Sublease ("Sublease's, dated as of August 31, 2004, is entered into by and between Euclid Network Solutions, Inc., a California corporation, as sublessor ("Sublessor"), and SiVault Analytics, Inc., a Delaware corporation, as sublessee ("Sublessee"), as a sublease under that certain Standard Office Lease
- Gross dated as of May 15, 2001 entered into by and between David Himy Joint Venture, a California general partnership, as Lessor ("Master Lease"), and Sublessor, as Lessee, and amended by a First Amendment to Standard Office Lease dated April 3, 2002, a Second Amendment to Standard Office Lease dated August 9, 2002, a Third Amendment to Standard Office Lease dated November 1, 2002, a Fourth Amendment to Standard Office Lease dated November 27, 2002, a Fifth Amendment to Standard Office Lease dated August 15, 2003, and a Sixth Amendment to Standard Office Lease dated September 8, 2003 (collectively, the "Master Lease"). A copy of the Master Lease is attached hereto as Exhibit A.

     As conditions to Landlord's consent, to the sublet of the Sublet Premises, it is understood and agreed as follows:

     1.  No  Release. This Sublet Consent shall in no way release the Tenant, or
         -----------
any other person or entity claiming by, through, or under Tenant including, without limitation, Subtenant, from any of its covenants, agreements, liabilities and duties under the Lease (including, without limitation, ail duties to cause and keep Landlord and other named or referred to in this Lease fully insured and indemnified with respect to any acts or omissions of Subtenant or its agents, employees, or invitees, or other matter arising by reason of the Sublease or Subtenant's use or occupancy of the Sublet Premises), as. the same may be amended from time to time, without respect to any provision to the contrary in the Sublease. In no event shall anything contained in this Sublet Consent be deemed a waiver of any of Landlord's rights under the Lease.

     2. No  Approval  of  Sublease. This  Sublet  Consent  does  not  constitute
        ---------------------------
approval by Landlord of any of the provisions of the Sublease, or agreement thereto or therewith, but only approval of the sublet of the Sublet Premises to Subtenant.

     3.  No  Amendment  of Sublease. Tenant and Subtenant shall not amend in any
         --------------------------
respect the Sublease without the prior written approval of Landlord. In no event shall any such amendment, whether or not Landlord shall approve the same, affect of modify or be deemed to affect or modify the Lease in any respect.

     4.  Limited  Consent. This Sublet Consent shall be deemed limited solely to
         ----------------
the Sublease, and Landlord reserves the right to consent or to withhold consent with respect to any other matters under the Lease including, without limitation, any proposed alterations to the Premises or the Sublet Premises, and to any further or additional sublets, assignments, or other transfers of the Lease or any interest therein or thereto, including, without limitation, a sub-sublet or any assignment of this Sublease.

     5.  Tenant's  Liability:  Landlord's  Remedies.  Tenant  shall be liable to
         ------------------------------------------
Landlord for any default under the Lease, whether such default is caused by Tenant or Subtenant or anyone claiming by, through, or under either Tenant or Subtenant. The foregoing shall not be deemed to restrict or diminish any right which Landlord may have against Subtenant pursuant to the Lease, or in law or equity for violation of the Lease or otherwise, including, without limitation, the right to enjoin or otherwise restrain any violation of the Lease by Subtenant. Landlord may at any time enforce the Lease against Tenant, Subtenant, or both.

     6.  Subordination  to Lease. This Sublease is, in ail respects, subordinate
         -----------------------
and subject to the Lease, as the same may be amended. Furthermore, in the case of any conflict between the provisions of this Sublet Consent or the Lease and the provisions of the Sublease, the provisions of this Sublet Consent or the Lease, as the case may be, shall prevail unaffected by the Sublease.

     7.  Termination  of  Lease.  If  at  any  time  prior  to the expiration or
         ----------------------
termination of the Sublease, the Lease shall expire or terminate for any reason (or Tenant's right to possession shall terminate without termination of the Lease), the Sublease shall simultaneously expire or terminate. However, Subtenant agrees, at the election and upon the written demand of Landlord, and not otherwise, to attorn to Landlord for the remainder of the term of the Sublease, such attornment to be upon all of the terms and conditions of the Lease, with such reasonable modifications as Landlord may require, except that the Minimum Rent set forth in the Sublease shall be substituted for the Minimum Rent set forth in the Lease and the computation of Additional Rent as provided in the Lease shall be modified as set forth in the Sublease.

     The foregoing provisions of this Paragraph shall apply notwithstanding that, as a matter of law, the Sublease may otherwise terminate upon the termination of the Lease and shall be self-operative upon such written demand of the Landlord, and not further instrument shall be required to give effect to said provisions; provided, however, Subtenant agrees to execute an attornment agreement, in form and substance acceptable to Landlord, pursuant to which Subtenant confirms-that all obligations owed to Tenant under the Sublease shall become obligations owed to Landlord for the balance of the term of the Sublease.

     8. Services. Tenant and Subtenant hereby agree that Landlord may furnish to
        --------
the Sublet Premises services requested by Subtenant other than or in addition to those to be provided under the Lease, and bill the Subtenant directly for such services for the convenience of and without notice to Tenant. Subtenant hereby agrees to pay to Landlord all amounts that may become due for such services on the due dates therefor. If Subtenant shall fail to make such payment, Tenant agrees to pay such amounts to Landlord upon demand as Additional Rent under the Lease, and the failure to pay the same upon demand shall be a default under the Lease.

     9.  No  Privity.  Notwithstanding  anything  to the contrary in this Sublet
         -----------
Consent, in no event shall Landlord be deemed to be in privity of contract with Subtenant or owe any obligation or duty to Subtenant under the Lease or otherwise, any duties of Landlord under the Lease or required by law being in favor of, for the benefit of and enforceable solely by Tenant.

     10. Notices. Subtenant agrees to promptly deliver a copy to Landlord of all
         -------
notices of default and ail other notices sent to Tenant under the Sublease, and Tenant agrees to promptly deliver a copy to Landlord of all such notices seat to Subtenant under the Sublease. All copies of any such notices shall be delivered personally or sent either by recognized national overnight courier service or by United States registered or certified mail, postage prepaid, return receipt requested, to (insert name and address of owner or managing agent), with a copy to (insert name and address of owner's attorney), or to such other place or persons as Landlord or its agents may from time to time designate.

     11.  Real  Estate Brokers. Tenant and Subtenant jointly and severally agree
          --------------------
to indemnify and hold Landlord harmless from all loss, costs (including, without limitation, reasonable attorney's fees), damages, and expenses arising from any claims or demands of any broker or finder for any commission or fee due or alleged to be due in connection with the Sublease or this Sublet Consent.

     12.  Consent Conditioned: Parties Bound. Tenant  and  Subtenant  understand
          ----------------------------------
that Landlord has agreed to consent to the sublet of the Sublet Premises to Subtenant, and to execute this Sublet Consent conditioned upon Tenant's and Subtenant's express acknowledgment of and agreement to be bound by all of the terms and conditions hereof. By executing this Sublet Consent, Tenant and Subtenant hereby acknowledge and agree to be bound by all of the terms and conditions of this Sublet Consent.

     IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Sublet Consent as of September 2004.

Tenant                                         Landlord
------                                         --------
Euclid  Network  Solutions, Inc.,              David Himy Joint Venture,
a  California  corporation                     a  California general partnership

By:  /s/ [illegible]                           By:  /s/ [illegible]
     -------------------------                      -------------------------
Its:   CEO                                     Its:  PARTNER
     -------------------------                      -------------------------


Subtenant
---------
SiVault  Analytics,  Inc.,
a  Delaware  corporation

By:  /s/ Jonaton Schmidt
     -------------------------
Its: CSO
     -------------------------

SUBLEASE

1.     PARTIES.
       -------

     This Sublease ("Sublease"), dated as of August 31, 2004, is entered into by and between Euclid Network Solutions, Inc., a California corporation, as sublessor ("Sublessor"), and SiVault Analytics, Inc., a Delaware corporation, as sublessee ("Sublessee"), as a sublease under that certain Standard Office Lease
- Gross dated as of May 15, 2001 entered into by and between David Himy Joint Venture, a California general partnership, as Lessor ("Master Lessor"), and Sublessor, as Lessee, and amended by a First Amendment to Standard Office Lease dated April 3, 2002, a Second Amendment to Standard Office Lease dated August 9, 2002, a Third Amendment to Standard Office Lease dated November 1, 2002, a Fourth Amendment to Standard Office Lease dated November 27,. 2002, a Fifth Amendment to Standard Office Lease dated August 15, 2003, and a Sixth Amendment to Standard Office Lease dated September 8, 2003 (collectively, the "Master Lease"). A copy of the Master Lease is attached hereto as EXHD31T A. Except as otherwise set forth herein, capitalized terms used herein shall have the same meanings as such terms have in the Master Lease.

2.     PREMISES.
       --------

     2.1 Subject to the provisions of paragraphs 2.2 through 2.4 below, Sublessor leases to Sublessee and Sublessee hires from Sublessor those premises consisting of approximately thirty-five thousand four hundred thirty-two (35,432) square feet of space, as more particularly shown in Exhibit B (the "Premises"), on the third floor of that building commonly known and described as 2665 North First Street, San Jose, California (the "Building"). Sublessee agrees to accept the Premises on the Commencement Date as being suitable for Sublessee's intended use and in good operating order, condition and repair in its then existing "AS IS" condition. Sublessor makes no warranty or representation regarding the condition of the Premises. Sublessee shall have the non-exclusive right to use its pro rata share of unreserved parking spaces within the Office Building Project pursuant to the provisions of the Master Lease.

     2.2 For the first one hundred and eighty (180) days of the Term the Premises shall consist of the approximately fifteen thousand (15,000) square feet outlined on Exhibit B attached hereto. Within sixty (60) days after the Commencement Date, Sublessor shall remove all of Sublessor's equipment from the Lab area, as shown on Exhibit B, and immediately upon such removal the Lab area shall become part of the Premises. Furthermore, Sublessor shall vacate Data Center 2 shown on Exhibit B and remove all of Sublessor's equipment from Data
Center 2 within sixty (60) days after Sublessor's receipt of Sublessee's Financial Notice (defined below). Immediately upon such vacation of Data Center 2, it will become part of the Premises. Prior to receiving Sublessee's Financial Notice (defined below), Sublessor will permit Sublessee to install two racks in Data Center 2 and move Sublessee's equipment to Data Center 2. Furthermore, Sublessor shall vacate the network operations center shown on Exhibit B (the "NOC"), in its "AS IS" condition, but with all equipment in place, within one hundred fifty (150) days after Sublessor's receipt of Sublessee's Financial Status Notice (defined below). Immediately upon such vacation of the NOC, the NOC shall become part of the Premises. If Sublessor fails to vacate the NOC within such 150-day period, then the Base Rent allocable to the NOC shall be abated until such time as Sublessor has vacated the NOC. In addition to the

Premises, Sublessee shall have the right to use, in common with Sublessor, the Telco Room, the UPS Room and the men's and women's Restrooms as shown on Exhibit B.

     Sublessee shall provide forty-eight hours (48) hours prior notice to Sublessor of its desire to use the large conference room as shown in Exhibit B. Such notice shall include the time it desires to use the large conference room. Sublessor shall respond to Sublessee within four (4) business hours of the availability of the large conference room to Sublessee and shall make good faith efforts to make such room available to Sublessee.

     2.3 Sublessee acknowledges that during the Term of the Sublease, Sublessor shall retain the use of the Data Center 1 and the Raised Floor Lab, as shown on Exhibit B, consisting of approximately 700 square feet, and the Data Center 1 and the Raised Floor Lab shall not be included in the Premises subleased to Sublessee. Sublessee further acknowledges that Sublessee's use of the Telco Room and the UPS Room shall be shared with Sublessor. Sublessor reserves for itself, its agents, employees and contractors, access to the Data Center 1, the Raised Floor Lab, the Telco Room, and the UPS Room through the Premises at any and all times during the Term of this Sublease and Sublessor shall not be required to provide Sublessee with prior notice of any such access. Sublessor shall use commercially reasonable efforts to minimize any interference that such access may cause to Sublessee's use of the Premises.

     2.4 On or before January 2, 2005, Sublessee shall provide Sublessor with satisfactory evidence that (i) Sublessee has a current Net Cash Balance (defined below) of not less than Three Million Dollars ($3,000,000), or (ii) Sublessee has obtained new equity financing in an amount not less than Five Million Dollars ($5,000,000) ("Sublessee's Financial Status Notice"). Such evidence shall be confirmed by a U.S. chartered bank, thrift or other financial institution. Within ninety (90) days after Sublessor's receipt of Sublessee's Financial Status Notice, Sublessor shall vacate the balance of the Premises then occupied by Sublessor, if any (other than the NOC and Data Center 1), and within one hundred fifty (150) day after Sublessor's receipt of Sublessee's Financial Status Notice, Sublessor shall vacate the NOC.

     2.5  Should  Sublessor  be  unable to vacate the Premises within the ninety
(90) day period following receipt of Sublesse's Financial Status Notice ("Sublessor's Delay"), Sublessor shall have the right to extend its occupancy up to an additional ninety (90) days by providing Sublessee thirty (30) day advance written notice to Sublesse. In the event of Sublessor's Delay, Base Rent shall continue at the same rate as rent due for months 1 through 6 as set forth in paragraph 4.1 below. Upon Sublessor's vacating the Premises, the rent schedule shall resume as set forth in paragraph 4.1 below.

3.     TERM.
       ----

     The term of the Sublease ("Term") shall be approximately forty-five (45) months, commencing on the date (the "Commencement Date") that is the later of
(i) the date the Sublease and Master Lessor's consent to the Sublease have been fully executed, and (ii) September 1, 2004, and expiring May 31, 2008. Upon determination of the actual Commencement Date, the parties shall execute a memorandum confirming the Commencement Date.

4.     RENT.
       ----

     4.1 Sublessee shall pay to Sublessor as Base Rent for the Premises the amounts set forth in the schedule below. Sublessee shall pay to Sublessor, upon execution hereof, the sum of Seventy-eight Thousand Seven Hundred Fifty and no/100ths Dollars ($78,750.00), which shall be applied to the Base Rent due for the first five (5) months of the Term, plus additional Base Rent in the amount of ($47,250.00). Commencing on the first day of the sixth (6`~) month of the Term, Base Rent shall be paid on or before the first day of each calendar month of the Term without prior notice, demand, deduction or offset whatsoever.

    Months  of  Term     Base  Rent
     1  through  6       $15,750.00/month
     7  through  12      $36,636.60/month
    13  through  24:     $38,381.20/month
    25  through  36:     $40,125.80/month
    37  through  45:     $41,870.40/month

     4.2 In addition to the Base Rent, Sublessee shall pay to Sublessor, as additional rent, Sublessee's pro rata share of the Operating Expense Increase, in the manner provided in the Master Lease. Sublessee acknowledges that the monthly Base Rent does not include utilities; therefore, Sublessee shall also pay to Sublessor on a monthly basis Sublessee's pro rata share of all utilities (gas and electricity) supplied to Suite 300, within ten (10) days after receipt of a statement from Sublessor. Sublessee's pro rata share of such utilities charges shall be based upon the ratio of the area of the Premises to the total area of Suite 300 (35,432 sq. ft.). The term "Rent" when used in this Sublease shall mean the Base Rent and any and all additional rent payable under this Sublease. Rent for any fractional part of a calendar month at the commencement or expiration of the Term shall be a prorated amount of the Rent for a full calendar month based upon a thirty (30) day month.

5.     POSSESSION.
       ----------

     Sublessor represents to Sublessee that Sublessor has been given possession of the Premises pursuant to the Master Lease. Sublessor shall tender possession of the Premises to Sublessee on or before the Commencement Date.

6.  '  DEPOSIT.
       --------

     6.1 Upon the execution of this Sublease, Sublessee shall deliver to Sublessor a cash deposit ("Security Deposit") in the amount of Fifty-five Thousand Five Hundred Dollars ($55,500) as security for the faithful performance by Sublessee of all of Sublessee's obligations under this Sublease. If Sublessee is in default under this Sublease, Sublessor may, but without obligation to do so, use or apply all or any portion of the Security Deposit to the extent necessary to cure the default or to compensate Sublessor for all damage sustained by Sublessor as a result of Sublessee's default. If Sublessor uses or applies any portion of the Security Deposit for such purposes, Sublessee shall, within five (5) days after demand from Sublessor, restore the Security Deposit to its original amount. Provided that Sublessee is not in default under this

Sublease, Sublessor shall comply with the provisions of the Master Lease regarding the return of the Security Deposit to Sublessee. Sublessee shall not at any time be entitled to interest on the Security Deposit.

     6.2 On or before January 2, 2005 Sublessee shall deposit an additional Seventy Thousand One Hundred Eleven and 20/100ths Dollars ($70,111.20) with Sublessor to increase the Security Deposit to One Hundred Twenty-five Thousand Six Hundred Eleven and 20/100ths Dollars ($125,611.20). If at any time after January 2, 2005, Sublessee's Net Cash Balance falls below Four Million Dollars ($4,000,000), then the Security Deposit shall be increased to One Hundred Sixty-seven Thousand Four Hundred Eighty-one and 60/100ths Dollars ($167,481.60) and Sublessee shall deliver the difference between such amount and the then current balance of the Security Deposit to Sublessor within five (5) business days after Sublessor's written request therefor. If at any time after January 2, 2005, Sublessee's Net Cash Balance falls below Three Million Dollars ($3,000,000), then the Security Deposit shall be increased to Two Hundred Nine Thousand Three Hundred Fifty-two Dollars $209,352) and Sublessee shall deliver the difference between such amount and the then current balance of the Security Deposit to Sublessor within five (5) business days after Sublessor's written request therefor.

     6.3 For purposes of this Lease, Sublessee's "Net Cash Balance" shall mean Sublessee's total unrestricted cash balances in any open bank accounts less all debt. Sublessor shall have the right to request bank verification of Sublessee's Net Cash Balance on a quarterly basis, and Sublessee shall provide such information to Sublessor within five (5) business days after Sublessor's written request therefor.

7.     USE.

     Subject to receipt of Master Lessor's consent, Sublessee shall be permitted to use the Premises only for general office, marketing, and sales and for no other purposes without the prior written consent of Sublessor.

8.     ASSIGNMENT  AND  SUBLETTING.
       ---------------------------

     Any further subletting of the Premises or any assignment of this Sublease shall be subject to the terms and conditions of the Master Lease which have been incorporated herein by reference.

9.     OTHER  PROVISIONS  OF  SUBLEASE.
       -------------------------------

     9.1 Except as provided in this Sublease, all terms and conditions of the Master Lease are incorporated into and made a part of this Sublease as if Sublessor were the "Lessor" thereunder and Sublessee the "Lessee" thereunder, except that (i) the following shall be excluded: paragraphs 1.1, 1.2, 1.4 - 1.10, inclusive, 4.1, 6.1, 8.2, 15, 17, 23, 48, 50-54 inclusive, 56, 58, 60, 64,
65; Exhibit C to the Master Lease; and each of the amendments to the Master Lease; and (ii) all references to "Lessor" in paragraphs 7.1, 8.4, 9 and 11.1 of the Master Lease shall be deemed to refer to Master Lessor. Notwithstanding the fact that a provision of the Master Lease is not made a part of this Sublease, this Sublease is nevertheless subject and subordinate to all of the terms of the Master Lease.

     9.2 Sublessor represents to Sublessee that, as of the Effective Date, (i) the Master Lease is unmodified and in full force and effect, (ii) Sublessor, to Sublessor's knowledge, is not in default under the Master Lease, (iii) to Sublessor's knowledge, no event has occurred or is occurring that would result in Sublessor's default under the Master Lease, and (iv) to Sublessor's knowledge, the Master Lessor is not in default under the Master Lease.

     9.3 Notwithstanding the foregoing incorporation of the Master Lease, Sublessor shall not be responsible for the performance or the furnishing of any maintenance, repair, replacement or other obligations or services to be performed or furnished by Master Lessor under the Master Lease. Sublessor shall not be liable to Sublessee for any failure by Master Lessor under the Master Lease to perform its obligations or to furnish any services or utilities to be furnished by Master Lessor under the Master Lease, nor shall such failure by Master Lessor under the Master Lease excuse performance by Sublessee of its obligations under this Sublease except to the extent the failure by Master Lessor excuses performance by Sublessor under the Master Lease. In no event shall Sublessor be deemed to have granted to Sublessee any right greater than Sublessor had the power to grant under the Master Lease.

     9.4 Except as otherwise provided in this Sublease, Sublessee agrees to observe, comply with, and perform, all of the terms and conditions applicable to Sublessor as Tenant under the Master Lease, except that the obligation to pay Rent to Master Lessor under the Master Lease shall be considered performed by Sublessee to the extent and in the amount Rent is paid to Sublessor in accordance with this Sublease. Sublessee shall not commit or suffer any act or omission by Sublessee or by any sub-sublessee or assignee of Sublessee, or by their respective employees, agents, contractors, representatives or invitees, that will violate any of the provisions of the Master Lease.

     9.5 If the Master Lease terminates, this Sublease shall terminate and the parties shall be relieved of any liability or obligation thereafter accruing under this Sublease, except as otherwise expressly provided in the Master Lease or this Sublease. Notwithstanding the preceding sentence, if the Master Lease terminates as a result of a default or breach by Sublessor or Sublessee under this Sublease and/or the Master Lease, then the defaulting party shall be liable to the nondefaulting party for the damage suffered as a result of such termination.

     9.6 If the Master Lease gives Sublessor any right to terminate the Master Lease in the event of the partial or total damage, destruction, or condemnation of the Premises or the building or Project of which the Premises are a part, the exercise of such right by Sublessor shall not constitute a default or breach hereunder, provided that Sublessor shall give Sublessee written notice (the "Termination Notice") of Sublessor's intent to exercise such right of termination at least thirty (30) days in advance of such exercise, and any such exercise of the right to terminate by Sublessor further shall be subject to Sublessee's prior written approval, which shall not unreasonably be withheld. If, within twenty (20) days after receiving the Termination Notice, Sublessee fails to deliver to Sublessor its written disapproval of such termination by Sublessor (Sublessee's approval shall not unreasonably be withheld), Sublessee conclusively shall be deemed to have consented to such termination.

10.     SUBLESSOR'S  OBLIGATIONS.
        ------------------------

     Sublessor agrees that Sublessee shall be entitled to receive all services, utilities and repairs to be provided by Master Lessor under the Master Lease to Sublessor. Sublessee shall look solely to Master Lessor under the Master Lease for all such services and utilities and shall not, under any circumstances, seek or require Sublessor to perform any of such services or provide any utilities, nor shall Sublessee make any claim upon Sublessor for any damages which may arise by reason of Master Lessor's default under the Master Lease except to the extent such default is caused by Sublessor. Any condition resulting from a default by Master Lessor under the Master Lease (other than a default caused by Sublessor) shall not constitute as between Sublessor and Sublessee an eviction, actual or constructive, of Sublessee and no such default shall excuse Sublessee from the performance or observance of any of its obligations to be performed or observed under this Sublease, or entitle Sublessee to receive any reduction in or abatement of the Rent provided for in this Sublease, except to the extent Sublessor receives an abatement in its Rent under the Master Lease with respect to the Premises. Sublessor shall promptly give written notice to Sublessee of any abatement in Rent Sublessor receives from Master Lessor, or to which Sublessor believes it is entitled.

11.     DEFAULT  BY  SUBLESSEE.
        ----------------------

     If Sublessee shall be in default of any covenant of, or shall fail to honor any obligation under, this Sublease, Sublessor, upon giving any required notice and subject to the right, if any, of Sublessee to cure any such default within any applicable cure period, shall have available to it against Sublessee all of the remedies available to Master Lessor under the Master Lease in the event of such a default on the part of Sublessor thereunder.

12.     CONDITION  TO  SUBLEASE.
        -----------------------

     The execution of this Sublease by Sublessor and Sublessee shall not bind either party unless and until Master Lessor consents to this Sublease.

13.     INDEMNIFICATION.
        ---------------

     13.1 Sublessor shall indemnify, defend and hold Sublessee harmless from and against all costs, losses, damages, liabilities and expenses (including, without limitation, reasonable legal counsel fees and disbursements) incurred by Sublessee by reason of or arising out of Sublessor's failure to perform or comply with any of the agreements, terms covenants or conditions of the Master Lease to be performed or observed thereunder by Sublessor prior to the Effective Date.

     13.2 Sublessee shall indemnify, defend and hold Sublessor harmless from and against all costs, losses, damages, liabilities and expenses (including, without limitation, reasonable legal counsel fees and disbursements) incurred by Sublessor by reason of or arising out of (i) the use or occupancy of the Premises by Sublessee, or (ii) Sublessee's failure to perform or comply with any of the agreements, terms covenants or conditions of this Sublease (including, without limitation, the agreements, terms covenants or conditions set forth in the Master Lease which are incorporated in this Sublease) to be performed or observed by Sublessee after the Effective Date.

     13.3 The foregoing indemnities shall survive any expiration or termination of this Sublease, and are in addition to the provisions of the Master Lease incorporated herein.

14.     TELEPHONE  SYSTEM.
        -----------------

     Sublessor shall notify Sublessee fifteen (15) days prior to vacating the Premises whether Sublessee shall be permitted to use the existing telephone system in the Premises. If Sublessor so notifies Sublessee, then Sublessee shall be permitted to use the existing telephone system, including telephone switch and headsets, at no additional cost during the Term of the Sublease. Sublessor makes no representations or warranties to Sublessee regarding the condition of the telephone system, including its fitness for any particular purpose. Upon the expiration or sooner termination of this Sublease, Sublessee shall surrender the telephone systems to Sublessor in the same condition as received, ordinary wear and tear excepted or, at Sublessee's option, Sublessee may purchase the telephone system from Sublessor for a price equal to the then fair market value of the telephone system.

15.     FURNITURE  AND  EQUIPMENT.
        -------------------------

     15.1 During the Term of this Sublease, Sublessee shall have the right to use, at no additional cost to Sublessee, the furniture and equipment described on Exhibit C attached hereto (collectively, the "Equipment"). Sublessee acknowledges that, as disclosed by Exhibit C, some of the Equipment is owned by Sublessor ("Sublessor's Equipment") and some of the Equipment is owned by Master Lessor. Sublessee shall use the Equipment only for the purposes for which the Equipment was intended. Sublessee shall keep and maintain the Equipment in good condition and repair and, subject to the provisions of paragraph 15.3 below, shall surrender the Equipment to Sublessor in the same condition in which it was received, ordinary wear and tear excepted. Sublessee shall reimburse Sublessor for the full replacement cost of any item of Equipment not surrendered to Sublessor in accordance with the provisions of this Sublease. To the extent any item of the Equipment is damaged or destroyed, Sublessee shall, at its sole cost and expense, promptly repair such damage or replace such destroyed item of Equipment. The Equipment shall not be used by any one other than Sublessee and its employees, agents, contractors, and invitees. The Equipment shall at all times remain the property of Sublessor and Master Lessor, subject to Sublessee's right to use the Equipment on the terms and conditions stated herein and subject further to the provisions of paragraph 15.3 below. In no event shall Sublessee pledge the Equipment or Sublessee's rights hereunder as security for any loan or financing. Sublessee shall have the benefit of any warranties and guaranties in favor of Sublessor that would assist Sublessee in repairing, maintaining or replacing any of the Equipment. Sublessor shall cooperate with Sublessee in enforcing such warranties and guaranties so long as Sublessee reimburses Sublessor for any out-of-pocket costs incurred by Sublessor in doing so. In addition to the foregoing provisions, Sublessee's use of Sublessor's Equipment shall also be subject to the provisions of paragraph 61 of the Master Lease.

     15.2 Sublessee shall maintain in full force and effect during the Term of this Sublease, at Sublessee's sole cost and expense, a policy of special form insurance covering the Equipment for the full replacement cost thereof. Such policy shall name Sublessor as the named insured thereunder and shall be issued by an insurance company reasonably acceptable to Sublessor, which consent shall not be unreasonably withheld. Sublessee shall provide Sublessor with a certificate of insurance evidencing such coverage prior to the Commencement Date.

     15.3 Provided that Sublessee is not in default under this Sublease at the expiration of the Term, Sublessee may, at Sublessee's option, purchase all or any portion of Sublessor's Equipment from Sublessor at a price equal to the then fair market value of such Equipment. If Sublessee elects to purchase all or any portion of Sublessor's Equipment, Sublessor shall, at Sublessee's request, execute and deliver to Sublessee a bill of sale transferring all right, title and interest of Sublessor in and to such portion of Sublessor's Equipment to Sublessee, without any warranties or guaranties whatsoever. Sublessee agrees to accept Sublessor's Equipment in its then present condition, "AS IS," without any warranties or guaranties whatsoever, including any warranties of merchantability or fitness for any particular purpose.

16.     SUBLESSOR'S  OPTION  TO  TERMINATE.
        ----------------------------------

     If, on or before January 2, 2005, Sublessee fails to provide Sublessor with satisfactory evidence that (i) Sublessee has a current Net Cash Balance of not less than Three Million Dollars ($3,000,000), or (ii) Sublessee has obtained new equity financing of at least Five Million Dollars ($5,000,000), then Sublessor shall have the option to terminate this Sublease at any time after January 2, 2005, by delivery of written notice to Sublessee not less than thirty (30) days prior to the effective date of such termination. Upon any such termination, Sublessee shall vacate the Premises and surrender the Premises to Sublessor with all Equipment in place. Sublessor shall have the right to request bank verification of Sublessee's Net Cash Balance on a quarterly basis, and Sublessee shall provide such information to Sublessor within five (5) business days after Sublessor s written request therefor.

17.     WAIVER.
        ------

     In addition to any waivers set forth in the Master Lease, Sublessor and Sublessee hereby waive the right of subrogation against the other, and shall use their reasonable best efforts to cause their respective insurers to issue appropriate waivers of subrogation endorsements to all policies of physical damage carried in connection with the Premises or the contents thereof. The foregoing provisions of this paragraph 17 shall survive any expiration or termination of this Sublease.

18.     BROKERS.
        -------

     Sublessor and Sublessee each represents that it has been represented only by CPS, A Commercial Real Estate Company, as a real estate broker in this transaction. Sublessor and Sublessee shall each defend, indemnify and hold the other harmless from any claim made by any broker who is asserting a right to a commission as a result of representing the indemnifying party.

19.     ADDRESS  FOR  NOTICES.
        ---------------------

     Sublessor's address for notices shall be 2665 North First Street, Suite 300, San Jose, CA 95134, Attention: CFO, prior to Sublessor vacating the Premises. Sublessee's address for notices shall be
                                                        ------------------------
prior to Sublessee taking occupancy of the Premises. Sublessee's address for notices shall be the address of the Premises upon Sublessee taking occupancy of the Premises.

20.     SUBLEASE  EFFECTIVE  DATE.
        -------------------------

     This Sublease shall be effective on that date when both of the following conditions have been satisfied ("Effective Date"): (i) Sublessor and Sublessee have executed this Sublease as set forth below; and (ii) Master Lessor has given its written consent to this Sublease, such consent to be in a form mutually acceptable to Sublessor and Sublessee, in their reasonable discretion.

     IN WITNESS WHEREOF, Sublessor and Sublessee have executed this Sublease, and this Sublease shall be effective, as of the Effective Date.

SUBLESSOR                              SUBLESSEE
EUCLID NETWORK SOLUTIONS, INC.,        SIVAULT  ANALYTICS, INC.,
a  California  corporation             a Delaware  corporationon

By:  /s/ [illegible]                   By: /s/ Jonaton Schmidt
     -------------------------------      -----------------------------
Its: CEO                               Its:  CSO
     -------------------------------      -----------------------------